UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 25, 2025, TransCode Therapeutics, Inc. (the “Company”) convened the adjourned session of a special meeting of stockholders (the “Special Meeting”) to vote upon the two proposals set forth in the definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on December 30, 2024 (the “Proxy Statement”). There were 190,236 shares of the Company’s common stock, par value $0.0001, present or represented by proxy at the Special Meeting, which constituted a quorum under the Company’s bylaws.

The following proposals were submitted to the stockholders of the Company at the Special Meeting.

(i) Proposal One was a proposal to approve (i) for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of Common Stock by the Company upon exercise of the Series C Warrants and the Series D Warrants (both as defined in the Special Meeting Proxy Statement), (ii) a series of adjustments to the exercise price of the Warrants and an increase in the underlying Common Stock of the Warrants, (iii) an alternative cashless exercise feature in the Series D Warrants and (iv) an adjustment to the exercise price and number of Warrants upon the Shareholder Approval Date (as defined in the Special Meeting Proxy Statement) and possibly at other times, subject to a floor price of $2.4882 (the “Issuance Proposal” or “Proposal One”). Proposal One was approved by a majority of the votes cast at the Special Meeting.

(ii) Proposal Two was a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal (the “Adjournment Proposal” or “Proposal Two”). Proposal Two was approved by a majority of the votes cast at the Special Meeting.

The number of shares of Common Stock entitled to vote at the Special Meeting was 523,261. The number of shares of Common Stock present or represented by valid proxy at the Special Meeting was 190,236. All matters submitted to a vote of the Company’s stockholders at the Special Meeting were approved.

The number of votes cast for or against each proposal, and the number of abstentions and broker non-votes with respect to each proposal, are set forth below:

(i) Stockholders approved Proposal One. The results of the voting included 130,226 votes for, 51,288 votes against and 8,722 votes abstained. There were no broker non-votes regarding this proposal.

(ii) Stockholders approved Proposal Two. The results of the voting included 143,639 votes for, 38,206 votes against and 8,391 votes abstained. There were no broker non-votes regarding this proposal. No motion was made to approve an adjournment to the Special Meeting following approval of the Adjournment Proposal because sufficient votes were cast at the Special Meeting to approve Proposal 1.

Item 8.01 Other Events.

On February 25, 2025, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release, dated February 25, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2025	TransCode Therapeutics, Inc.

	By:	/s/ Thomas A. Fitzgerald
Thomas A. Fitzgerald
Interim Chief Executive Officer and Chief Financial Officer